Exhibit 99.1

Digimarc Reports Second Quarter 2018 Financial Results

Beaverton, Ore. — August 1, 2018 — Digimarc Corporation (NASDAQ: DMRC), the inventor of the Intuitive Computing Platform (ICP™) featuring Digimarc Barcode, reported financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Results

Revenue for the second quarter of 2018 totaled $5.4 million compared to $5.6 million in the same quarter a year-ago. The decrease in revenue was due to lower license revenues reflecting the impact of amending an existing license agreement in the third quarter of 2017 whereby the company waived all future royalty obligations in one of the licensed fields of use in exchange for an upfront $3.5 million license fee.

Operating expenses for the second quarter of 2018 totaled $11.5 million compared to $10.5 million in the same quarter a year-ago. The increase in operating expenses was primarily due to higher investment in sales and marketing as the company continues to address important opportunities in market development and delivery of Digimarc Discover and Digimarc Barcode.

Operating loss for the second quarter of 2018 totaled $8.3 million compared to $7.1 million in the same quarter a year-ago. The higher operating loss was primarily due to higher operating expenses and lower license revenue.

Net loss for the second quarter of 2018 totaled $8.0 million or $(0.71) per diluted share compared to a net loss of $6.9 million or $(0.68) per diluted share in the same quarter a year-ago.

At quarter-end, cash, cash equivalents and marketable securities totaled $56.8 million, compared to $63.7 million at March 31, 2018.

Conference Call

Digimarc will hold a conference call later today (Wednesday, August 1, 2018) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company's website.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 96755400

If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images and audio. Based on the patented Intuitive Computing Platform (ICP™), Digimarc provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes over 1,100 granted and pending patents. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning, image recognition, and more. Digimarc is based in Beaverton, Oregon, with technologies deployed by major retailers and consumer brands, global banks, U.S. states, film companies and professional sports franchises, among others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything™.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding market opportunities for Digimarc Discover and Digimarc Barcode, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2017 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Six Month Information
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Revenue:
Service	$3,336	$3,253	$6,843	$6,949
Subscription	1,444	1,420	3,022	2,865
License	658	914	1,186	1,864
Total revenue	5,438	5,587	11,051	11,678

Cost of revenue:
Service	1,548	1,464	3,111	3,099
Subscription	508	534	990	1,090
License	149	122	289	240
Total cost of revenue	2,205	2,120	4,390	4,429

Gross profit:
Service	1,788	1,789	3,732	3,850
Subscription	936	886	2,032	1,775
License	509	792	897	1,624
Total gross profit	3,233	3,467	6,661	7,249

Gross margin:
Service	54%	55%	55%	55%
Subscription	65%	62%	67%	62%
License	77%	87%	76%	87%
Percentage of gross profit to total revenue	59%	62%	60%	62%

Operating expenses:
Sales and marketing	4,757	3,997	9,644	7,989
Research, development and engineering	4,058	3,936	8,005	7,395
General and administrative	2,416	2,239	5,048	4,624
Intellectual property	305	345	620	737
Total operating expenses	11,536	10,517	23,317	20,745

Operating loss	(8,303)	(7,050)	(16,656)	(13,496)

Other income, net	274	116	526	234

Loss before income taxes	(8,029)	(6,934)	(16,130)	(13,262)

Benefit (provision) for income taxes	(9)	(9)	(20)	101
Net loss	$(8,038)	$(6,943)	$(16,150)	$(13,161)

Earnings (loss) per common share:
Loss per common share - basic	$(0.71)	$(0.68)	$(1.43)	$(1.29)
Loss per common share - diluted	$(0.71)	$(0.68)	$(1.43)	$(1.29)
Weighted average common shares outstanding - basic	11,337	10,266	11,302	10,214
Weighted average common shares outstanding - diluted	11,337	10,266	11,302	10,214

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents (1)	$35,071	$40,823
Marketable securities (1)	21,713	26,915
Trade accounts receivable, net	3,843	6,404
Other current assets	1,982	2,171
Total current assets	62,609	76,313
Property and equipment, net	4,068	4,236
Intangibles, net	6,558	6,381
Goodwill	1,114	1,114
Other assets	403	326
Total assets	$74,752	$88,370

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,695	$1,914
Deferred revenue	2,410	3,124
Total current liabilities	4,105	5,038
Deferred rent and other long-term liabilities	944	985
Total liabilities	5,049	6,023

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	12	12
Additional paid-in capital	159,160	155,793
Accumulated deficit	(89,519)	(73,508)
Total shareholders' equity	69,703	82,347

Total liabilities and shareholders' equity	$74,752	$88,370

(1) Aggregate cash, cash equivalents and short-term marketable securities was $56,784 and $67,738 at June 30, 2018 and December 31, 2017, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six Month Information
	June 30,	June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(16,150)	$(13,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	764	664
Amortization and write-off of intangibles	287	486
Stock-based compensation	3,480	3,093
Changes in operating assets and liabilities:
Trade accounts receivable	2,561	1,181
Other current assets	210	(163)
Other assets	(35)	50
Accounts payable and other accrued liabilities	(248)	336
Deferred revenue	(658)	(835)
Net cash used in operating activities	(9,789)	(8,349)

Cash flows from investing activities:
Purchase of property and equipment	(557)	(938)
Capitalized patent costs	(402)	(406)
Maturity of marketable securities	20,839	28,636
Purchase of marketable securities	(15,637)	(13,261)
Net cash provided by investing activities	4,243	14,031

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	-	17,702
Exercise of stock options	914	568
Purchase of common stock	(1,120)	(1,348)
Net cash provided by (used in) financing activities	(206)	16,922

Net increase (decrease) in cash and cash equivalents (2)	$(5,752)	$22,604

Cash, cash equivalents and marketable securities at beginning of period	67,738	60,526
Cash, cash equivalents and marketable securities at end of period	56,784	67,755
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$(10,954)	$7,229

###